EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Sirco International Corp. for the registration of 914,916 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of Sirco International Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 30, 1997, as amended, filed with the Securities and Exchange Commission.


                                            /s/Blackman Kallick Bartelstein, LLP
                                            ------------------------------------
                                               BLACKMAN KALLICK BARTELSTEIN, LLP


Chicago, Illinois
October 19, 1998